SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to S.240.14a-12

                            CASTLEGUARD ENERGY, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

.................................................................................

     (2)          Aggregate number of securities to which transaction applies:

.................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

.................................................................................

     (4)          Proposed maximum aggregate value of transaction:

.................................................................................

     (5) Total fee paid:

.................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

.................................................................................

     (2) Form, Schedule or Registration Statement No.:

.................................................................................
     (3) Filing Party:

.................................................................................

     (4) Date Filed:

.................................................................................

                            CASTLEGUARD ENERGY, INC.
                               17768 Preston Road
                               Dallas, Texas 75252

To All Shareholders in
Castleguard Energy, Inc.

         The Board of Directors of Castleguard Energy, Inc. (the "Company") is soliciting your consent on the following matters:

         1. An amendment of the Certificate of Incorporation of the Company to change the name of the Company to "River Oil & Gas Holdings, Inc." (the "Name Change").

         2. An amendment of the Certificate of Incorporation of the Company to effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, $.001 par value per share ("Common Stock"), in which every fifty shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock.

We ask that you return your written consent by December 31, 2005.

         Before the Name Change and the Reverse Stock Split can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Name Change and the Reverse Stock Split if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on November 10, 2005 as the record date for determining the shareholders entitled to notice of this solicitation and to give their consent with respect to the Name Change and the Reverse Stock Split.

         We intend to file the proper documentation with the Secretary of State of Florida to effect the Name Change and the Reverse Stock Split when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before December 31, 2005. However, the Board of Directors has reserved the right (in its sole discretion) to abandon the Name Change and the Reverse Stock Split at any time prior to the filing of the documentation to effect the Name Change and the Reverse Stock Split. If the Board of Directors decides to abandon the Name Change and the Reverse Stock Split, the Company will notify you accordingly.

         The Board of Directors asks you to consent to the Name Change and the Reverse Stock Split. The Name Change and the Reverse Stock Split and other related matters are more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the U.S. Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE NAME CHANGE AND THE REVERSE STOCK SPLIT. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY DECEMBER 31, 2005.

                                  By Order of the Board of Directors,


                                  Harvey Jury,
                                  President

Dallas, Texas
November _____, 2005

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                            CASTLEGUARD ENERGY, INC.
                               17768 Preston Road
                               Dallas, Texas 75252
                            Telephone: (214) 647-2110

                         CONSENT SOLICITATION STATEMENT

                                     GENERAL

         This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Castleguard Energy, Inc., a Florida corporation (the "Company"). These materials pertain to the proposed amendments of the Company's Certificate of Incorporation (a) to change the name of the Company to "River Oil & Gas Holdings, Inc." (the "Name Change"), and (b) to effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, $.001 par value per share ("Common Stock"), in which every fifty shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock. These materials are first being mailed to shareholders of record beginning on approximately November _____, 2005. Consents are to be submitted to the Company at the address of the Company stated above by no later than December 31, 2005.

                         VOTING RIGHTS AND SOLICITATION

         Any shareholder executing a written consent form has the power to revoke it at any time before December 31, 2005 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Name Change and the Reverse Stock Split) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but the officers and directors of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

         The record date for determining those shareholders who are entitled to give written consents (the "Record Date") has been fixed as November 10, 2005. At the close of business on the record date, the Company had 17,464,626 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Name Change and the Reverse Stock Split.

         Each of the Name Change and the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Name Change and the Reverse Stock Split, abstentions (including failures to return written consent forms) and broker non-votes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Name Change and the Reverse Stock Split absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR SHAREHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                              SECURITY OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS

         The following individuals and entities are known by the Company to own beneficially more than five percent of the Company's common stock on the Record Date.

         Name and                        Number of              Percent of
         Address                         Shares (1)        Outstanding Shares(2)

         Scott Heape                     2,158,166 (3)              12.14%
         17768 Preston Road
         Dallas, Texas 75252

         Bob G. Honea                    1,840,000 (4)              10.36%
         4625 Greenville Avenue
         Suite 202
         Dallas, Texas 75206

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2) Based upon 17,464,626 shares issued and outstanding as the Record Date, after deducting 1,862,000 shares held in the Company's treasury, and including options held by each individual.

(3) Includes shared owned by H&S Production, Inc. which Mr. Heape owns 100% and shares held by H&S Production, Inc. Pension Trust. Includes options to purchase 300,000 shares that are currently exercisable.

(4) Includes 820,000 shares held by National Tubular Products, Inc., Profit Sharing Plan & Trust, of which Mr. Honea is the principal beneficiary. Includes options to purchase 300,000 shares that are currently exercisable.

                              SECURITY OWNERSHIP OF
                                   MANAGEMENT

         The following table and notes to the table set forth the information with respect to the shares of common stock beneficially owned as of the Record Date by (a) each director of the Company, (b) each executive officer of the Company, and (c) all directors and executive officers of the Company as a group.

                                                               Percent of
Name and          Position                 Number of           Outtanding
Address**         Held                     Shares (1)          Shares (2)


Scott Heape       Chairman and            2,158,166 (3)           12.14%
Dallas, Texas     Director since 1998

Benton Poole      Director since 1998       677,200 (4)            3.86%
Dallas, Texas

Harvey Jury       President, Secretary      230,000                1.32%
Dallas, Texas     Treasurer since
                  April 19, 2004, and
                  Director since 2003

All directors and                         3,065,366               17.55%
executive officers
as a group
(three individuals)

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2) Based upon 17,464,626 shares issued and outstanding as the Record Date, after deducting 1,862,000 shares held in the Company's treasury, and including options held by each individual.

(3) Includes shares owned by H&S Production, Inc. which Mr. Heape owns 100% and shares held by H&S Production, Inc. Pension Trust. Includes options to purchase 300,000 shares that are currently exercisable.

(4)      Includes shares held by Poole & Moffett Profit Sharing Trust fbo Benton
         J. Poole of which Mr. Poole is the principal beneficiary. Includes options to purchase 100,000 shares that are currently exercisable.

** The address for the beneficial owners is c/o Castleguard Energy, Inc., 17768 Preston Road, Dallas, Texas 75252.

                           BACKGROUND OF SOLICITATION

General

         Only or about July 1, 2005, the Company reached preliminary terms with River Oil and Gas Holdings, Inc. ("River O&G"), an entity wholly owned by Chris Knowles, regarding the acquisition (the "Acquisition") by the Company of an oil and gas project being developed by River O&G (the "Project"). For more information about the Project, see the section captioned "Information Regarding the Project" below. The Company has not entered into a binding definitive agreement nor even a non-binding letter of intent regarding the Acquisition. However, the Company did enter into an exclusivity agreement with River O&G whereby the Company and River O&G agreed to deal with each other exclusivity until November 30, 2005 with respect to the Project and other projects akin to the Project. Moreover, the Company expects to negotiate, prepare and execute a definitive binding agreement regarding the acquisition in the fairly near future, although there can be no assurance that the Company will be successful in doing so.

         The preliminary terms relating to the Acquisition provide that River O&G will receive a number of shares of the Company's common stock comprising 90% of the shares outstanding after the issuance of such shares to River O&G. As part of the issuance, River O&G is expected, after the compliance with all applicable legal requirements, to elect a new Board of Directors in due course. As a result of the preceding, control of the Company will change, and the percentage ownership interests of existing shareholders will be significantly diluted.

         The preliminary terms relating to the Acquisition also provide the consummation of the Acquisition is subject to a number of conditions, including, without limitation, that a definitive agreement regarding the Acquisition be executed, that each party shall be satisfied with its due diligence review of the other party, that the Company is current in its SEC reporting obligations, and that the Company will have only liabilities as are acceptable to River O&G. Moreover, the consummation of the Acquisition is subject to the condition that the Name Change and the Reverse Stock Split are approved by the Company's shareholders and are implemented. There can be no assurance that the Acquisition will be completed and that the Company will thus acquire the Project.

         However, the Company believes that the possibility of completing the Acquisition and the acquisition of the Project is so great that approving and implementing the Name Change and the Reverse Stock Split is very appropriate and is in the best interests of the Company and its shareholders. Accordingly, the Board of Directors has unanimously approved the Name Change and the Reverse Stock Split. If for some reason, the Acquisition and the acquisition of the Project are not completed, the Board of Directors may decide to abandon the Name Change and the Reverse Stock Split, and shareholders will be notified accordingly.

         Like any acquisition, the acquisition of the Project could expose the Company to numerous risks. Such risks include potential unknown liabilities of the Project and additional expenses associated with amortization of acquired intangible assets. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with the acquisition of the Project. As a result, the acquisition of the Project may materially and adversely affect the Company. Moreover, there can be no assurance that the Project will prove profitable or successful for the Company. In addition, the Company's shareholders are not by law required to have an opportunity to approve or disapprove the Acquisition and the acquisition of the Project, and management does not expect to make any such opportunity available to the Company's shareholders on its own volition. Accordingly, the Company's shareholders must rely completely on the discretion of the Company's management in all matters pertaining to the Acquisition and the Project. There can be no assurance that the terms of the Acquisition and the acquisition of the Project will not be modified in the future.

Information Regarding the Project

         River O&G has represented to the Company the accuracy of the information set forth in this section. Such information is subject to confirmation by the Company's due diligence review of the Project.

         The Project is currently comprised of three tracts of leased acreage, one of which features producing oil and gas properties, and the other two of which represent "undeveloped acreage," as defined by the the U.S. Securities and Exchange Commission. The first of these tracts involves approximately 13,000 gross leased acres and 5,420 net leased acres located in Ritchie, Doddridge and Gilmer Counties in West Virginia. River O&G has indicated that it believes the terms of the leases governing this leased acreage are commercially reasonable, and that all of the leased acreage is held by production, meaning that no immediate drilling on the acreage is legally required. This acreage currently includes nine producing wells, involving both re-completed and newly-drilled wells. The completion or re-completion of these wells occurred only recently. As a result, as of the date of this Consent Solicitation Statement, a sufficient amount of time following the completion or re-completion of these wells has not transpired to ascertain the production capability of these wells or to permit a third party engineering report to establish proved reserves.

         The Project's other two tracts of leased acreage involve "undeveloped acreage." The first of these tracts involves approximately 3,900 gross leased acres and 3,413 net leased acres located in Delta County in Colorado. The Project also involves a right of first refusal with regard to another 15,000 acres located surrounding the preceding leased acreage in Delta County. The second tract of leased acreage involving "undeveloped acreage" includes approximately 5,500 gross and net leased acres located in Faulkner County in Arkansas. River O&G has indicated that it believes the terms of the leases governing both of the tracts of "undeveloped acreage" are commercially reasonable, and that drilling on each of these tracts must commence within the next year. River O&G has indicated that it believes that the Project involves sufficient acreage to conduct a drilling program for the foreseeable future, assuming sufficient funds are procured for this purpose.

Information Regarding Expected Management

         The preliminary terms relating to the Acquisition contemplate that, after the consummation of the Acquisition, the Company's management will change. Initially, the composition of the Board of Directors of the Company will be modified so that River O&G's nominees will constitute almost a majority of sitting directors. The Board of Directors shall then elect River O&G's nominated slate of officers. After full compliance with the requirements of applicable law, the current directors of the Company will resign, and the Board of Directors of the Company shall be contracted so that none of the resulting vacancies are filled. River O&G is currently interviewing qualified candidates to serve as the Company's management after the consummation of the Acquisition. However, River O&G has not made any final determinations in this regard. Nevertheless, River O&G foresees no problem in obtaining qualified individuals to serve as the Company's management after the consummation of the Acquisition.

                                   PROPOSAL 1
                           APPROVAL OF THE NAME CHANGE

         The Board of Directors is requesting shareholder approval of an amendment of the Company's Certificate of Incorporation to change the name of the Company to "River Oil & Gas Holdings, Inc." (the "Name Change"). If approved by the shareholders of the Company, the Name Change will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Florida, which is expected to occur shortly after shareholder approval. The Name Change was approved by all of the directors of the Company.

         As stated above, the Name Change is a condition to completing the Acquisition and the Company's acquisition of the Project. The Name Change is being made at the request of River O&G. River O&G has indicated its request for the Name Change is mostly a matter of personal preference, and that it prefers the business of the Company to continue into the future with the proposed new corporate name.

         The Board of Directors believes that the Acquisition and the required Name Change are in the best interests of the Company and its shareholders and recommends that the shareholders approve the Name Change. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Name Change.

         THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE NAME CHANGE AND THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 2
                       APPROVAL OF THE REVERSE STOCK SPLIT

General

         The Board of Directors is requesting shareholder approval of an amendment of the Company's Certificate of Incorporation to effect a 1-for-50 reverse stock split of the Common Stock (the "Reverse Stock Split"). If approved by the shareholders of the Company, the Reverse Stock Split will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Florida, which is expected to occur shortly after shareholder approval. The Reverse Stock Split was approved by all of the directors of the Company.

Principal Effects

         The Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately two percent (2%) of the number of shares outstanding prior to the Reverse Stock Split. Accordingly the Reverse Stock Split would decrease the number of outstanding shares of Common Stock to approximately 349,292 shares. The Reverse Stock Split will not affect the proportionate equity interest in the Company of any holder of the Common Stock, subject to the provisions for the elimination of fractional shares as described below. If the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of shareholders of the Company, as is the case with each currently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, this is not expected to happen.

         The Reverse Stock Split is not intended as an anti-takeover device and it is not expected to function unintentionally as one. The Company is not aware of any present efforts by any person to obtain control of the Company, other than the change in control that we will be effect as a result of the Acquisition.

         In addition, the Reverse Stock Split is not intended as a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, and it is not expected to function unintentionally as one.

Reasons for the Reverse Stock Split

         The Company does not now have a sufficient number of authorized but unissued shares of Common Stock necessary to complete the Acquisition. One of the reasons that the Reverse Stock Split is being undertaken is to create a sufficient number of authorized but unissued shares for this purpose. Also, River O&G has indicated its belief that the current market value of the Common Stock impairs the Company's ability to access the capital markets, and impairs the acceptability of the Common Stock by members of the investing public. Theoretically, the price of a stock should not (by itself) affect its marketability, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, River O&G believes that a lower per-share price will reduced the effective marketability of the Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms also prohibit investors from purchasing on margin stocks that are trading below certain prices per share. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock. Therefore, lower prices for the Common Stock may adversely affect anyone who wishes to acquire shares and holders who wish to liquidate their holdings. Finally, a number of trading markets (such as those provided by stock exchanges and Nasdaq) require a higher trading price before a security is eligible to trade in those markets. River O&G has indicated that it plans on trying to include the Common Stock in additional trading markets as it meets necessary requirements. The Reverse Stock Split is intended to move the Common Stock in this direction, although there can be no assurance that the Common Stock will ever trade in such markets.

         The Reverse Stock Split is intended to result in a higher per-share market price for the Common Stock, both now and in the future. Hopefully this will increase investor interest, eliminate the resistance of brokerage firms, and permit a greater number of trading markets. However, there can be no assurance that the market price of a share of Common Stock after the Reverse Stock Split will be fifty times the market price before the Reverse Stock Split, that the marketability of the Common Stock will increase, that additional trading markets will develop, or that the Reverse Stock Split will otherwise have the desired effects described.

         The Board of Directors believes that the anticipated enhancement of the value of the Common Stock by means of the Reverse Stock Split is in the best interests of the Company and its shareholders. The Board of Directors believes that the value of the Common Stock will be significantly less, and efforts to enhance the value of the Common Stock will be impaired, if the Reverse Stock Split is not approved and implemented.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

         If the Reverse Stock Split is approved by the requisite number of shares of Common Stock, a Certificate of Amendment effecting the Reverse Stock Split will be filed in the Office of the Secretary of State of Florida promptly after such approval. The Reverse Stock Split would become effective as of the close of business on the date of the filing of the Certificate of Amendment (such filing is referred to hereinafter as the "Filing"). Shareholders of the Company of record as of the Filing will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Common Stock outstanding prior to the Reverse Stock Split (referred to hereinafter as "Pre-Split Shares") for new certificates representing Common Stock after the Reverse Stock Split (referred to hereinafter as "Post-Split Shares"). Certificates representing Pre-Split Shares subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders of the Company should not submit any certificates until requested to do so. In the event any certificate representing Pre-Split Shares is not presented for exchange upon request, any dividends which may be declared, after the effective date of the Reverse Stock Split, with respect to the shares represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to the abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares will be issued. Accordingly, holders of Pre-Split Shares, both of record and beneficial, who would otherwise be entitled to receive a fractional Post-Split Share will generally be entitled to receive cash in lieu thereof. The amount of cash to which such a holder will be entitled will be the product of the closing sale price of the Common Stock on the OTC Bulletin Board on the last trading day prior to the Filing, multiplied by the number of shares of Pre-Split Shares that would otherwise be converted into a fractional Post-Split Share. Checks representing payment for fractional shares may be obtained by sending a written request to Castleguard Energy, Inc., 17768 Preston Road, Dallas, Texas 75252, Attention: Corporate Secretary. One exception to the preceding procedure will apply to holders of fewer than 50 Pre-Split Shares. These holders' fractional Post-Split Share will be rounded up to one whole Post-Split Share.

Dissenters' Rights

         Under Florida corporation law and the Company's Certificate of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Reverse Stock Split.

Federal Income Tax Consequences

         This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

         The exchange of Pre-Split Shares for Post-Split Shares will not result in recognition of gain or loss for federal income tax purposes, excepting cash received for fractional shares, if any, as described in the next paragraph. Otherwise, your holding period and tax basis of your Pre-Split Shares are applied in total to your Post-Split Shares.

         Holders' of Pre-Split Shares who receive cash in lieu of a fractional share interest will be treated as if the Company purchased such fractional share interest. Such holder may recognize gain or loss measured by the difference between the amount of cash received and the pro rata basis in his Pre-Split Shares.

Board Recommendation and Required Approval

         The Board of Directors believes that the Reverse Stock Split, and the proposed amendment, are in the best interests of the Company and its Shareholders and recommends that the Shareholders approve the Reverse Stock Split and the proposed amendment of the Company's Certificate of Incorporation.

         The affirmative vote of the holders of at a majority of the outstanding shares of Common Stock is required for approval of the Reverse Stock Split and the proposed amendment of the Certificate of Incorporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT AND THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Shareholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Shareholders should submit them in writing to the attention of the President of the Company by 5:00 p.m., Central Time, on November 23, 2005, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. On request, the Secretary will provide instructions for submitting proposals.

                                            By Order of the Board of Directors,


Dallas, Texas                               Harvey Jury,
November _____, 2005                        President

                            CASTLEGUARD ENERGY, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed change the name of Castleguard Energy, Inc. (the "Company") and the propose reserve stock split of the Company's common stock, and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the shareholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSALS 1 and 2.

1. Proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "River Oil & Gas Holdings, Inc."

         _____ CONSENTS/FOR _____ WITHHOLDS CONSENT/AGAINST  _____    ABSTAINS

2. Proposal to amend the Company's Certificate of Incorporation to effect a 1-for-50 reverse stock split

         _____ CONSENTS/FOR _____ WITHHOLDS CONSENT/AGAINST  _____    ABSTAINS

3. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):____________________________________.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2005         ____________________________________
_________________________________                    Signature
PLEASE MARK, SIGN, DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE         _____________________________________
----------------------------
                                          Signature if held jointly